Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE REPORTS SECOND-QUARTER 2021 FINANCIAL RESULTS
Second-Quarter GAAP Net Income Attributable to Common Stock of $139 Million,
or $0.44 Per Diluted Share; Second-Quarter “Core Earnings” Attributable to Common Stock of
$144 Million, or $0.45 Per Diluted Share

$533 Million in Private Education Loans Originated During Quarter

Repurchased 23 Million Shares of Common Stock in the Second Quarter of 2021;
19% Reduction in Total Common Stock Outstanding since January 1, 2021

NEWARK, Del., July 21, 2021 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released second-quarter 2021 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, July 22, 2021, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. To participate, dial 877-311-0518 (USA and Canada) or 470-495-9498 (international) and use access code 4445949 starting at 7:45 a.m. ET. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through July 29, 2021, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 4445949.

A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors.

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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Brian Cronin, 302-451-0304, brian.cronin@salliemae.com

Sallie Mae Reports Second-Quarter 2021 Financial Results

Second-Quarter GAAP Net Income Attributable to Common Stock of $139 Million,
or $0.44 Per Diluted Share; Second-Quarter “Core Earnings” Attributable to Common Stock of
$144 Million, or $0.45 Per Diluted Share

$533 Million in Private Education Loans Originated During Quarter

Repurchased 23 Million Shares of Common Stock in the Second Quarter of 2021;
19% Reduction in Total Common Stock Outstanding since January 1, 2021

“What a difference a year makes. As we enter our 2021 peak season, the country and the economy continue to rebound and, for the vast majority of college students, that means a return to campuses across the country this fall. As the market leader, we continue to provide students and families with resources to effectively plan for college and high quality, responsibly underwritten private student loans to access and complete their education. Our strategic focus and core business remain solid, credit quality continues to improve, and we are effectively controlling expenses without sacrificing the quality of our franchise or investments for our future. We are also delivering on our capital return program having reduced the share count by 19% through the first two quarters of the year. We look forward to continuing this momentum as we deliver for our students, families, and shareholders in 2021.”

Jonathan Witter, CEO, Sallie Mae

Second-Quarter 2021 Highlights vs. Second-Quarter 2020 Highlights

Continue to Execute on our Core Business Strategy:
•GAAP net income of $140 million, up 265%.
•Net interest income of $339 million, down 3%.
•Private education loan originations of $533 million, up 7%.
•Average private education loans outstanding, net, of $20.7 billion, down 4%.
•Average yield on the private education loan portfolio was 8.22%, down 11 basis points.
•Private education loan provisions for credit losses was $69 million, down from $327 million.
•Private education loans held for investment in forbearance were 3.0% of private education loans held for investment in repayment and forbearance, down from 9.3%.
•Private education loans held for investment delinquencies as a percentage of private education loans held for investment in repayment and delinquent forbearance loans were 2.1%, down from 2.7%.
•Total operating expenses of $128 million, down from $142 million, principally due to the 2020 reorganization and continued focus on efficiency.

Progress on our Balance Sheet and Capital Allocation:
•Recorded a $35 million gain related to changes in the valuation of certain non-marketable securities.
•Repurchased $439 million of common stock under share repurchase programs in the second quarter of 2021. There were no common stock share repurchases in year-ago period.
•Paid second-quarter common stock dividend of $0.03 per share, unchanged from prior-year period.

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@salliemae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@salliemae.com

The following are significant items or events that occurred in the second quarter of 2021.

Provisions for Credit Losses
  Improving economic forecasts resulted in downward adjustments to the provisions for credit losses in the second quarter of 2021 compared with the year-ago quarter provisions for credit losses.

   Provisions for credit losses in the current quarter decreased by $282 million compared with the year-ago quarter. During the second quarter of 2021, the provision for credit losses was primarily affected by improvements in the economic forecasts, and a change in the economic scenarios used and their respective weightings, as compared to the year-ago quarter. In the second quarter of 2021, we used Moody’s Analytics Base (50th percentile likelihood of occurring)/S1 (stronger near-term growth scenario with 10 percent likelihood of occurring)/S3 (downside scenario with 10 percent likelihood of occurring) scenarios and weighted them 40 percent, 30 percent and 30 percent, respectively, in determining the allowance for credit losses. In the second quarter of 2020, as a result of an increase in COVID-19 infections in the second half of June 2020, we used Moody’s Analytics Base and S-4 downturn scenarios, weighted 50 percent each, in determining the allowance for credit losses. We estimated that the worsening economic environment in the second quarter of 2020 increased the provisions for credit losses in that quarter by $243 million. Also contributing to the change in the provisions for credit losses for the second quarter of 2021 were additional provisions from the new loan commitments made during the second quarter of 2021, the adoption of a new default model and slower prepayment speeds, which were offset by lower expected future defaults.

   During the first quarter of 2021, we increased our estimates of future prepayment speeds during both the two-year reasonable and supportable period as well as the remaining term of the underlying loans. These faster estimated prepayment speeds during the two-year reasonable and supportable period reflect the significant improvement in economic forecasts, as well as the implementation of an updated prepayment speed model. To address this fundamental change, we increased our long-term expectations of prepayment speeds. We experienced higher prepayments during the COVID-19 pandemic, when unemployment rates were elevated, than we would have expected based upon our experience during past financial crises.

   As COVID-19 continues to impact the economy, the company could continue to experience significant changes in its allowance for credit losses in 2021. See “Information on COVID-19 Impact on Sallie Mae” on page 6 below.

Further Progress on Balance Sheet and Capital Allocation
  Share Repurchases

In the second quarter of 2021, the company repurchased 23 million shares of its common stock at a total cost of $439 million, or an average purchase price of $19.27 per share, under a Rule 10b5-1 trading plan authorized under its share repurchase programs.

From Jan. 1, 2020 through June 30, 2021, the company has repurchased 119.2 million shares of common stock under its repurchase programs, which represents a 28% reduction in the total number of shares outstanding on Jan. 1, 2020. As of June 30, 2021, there was $295 million of capacity remaining under the 2021 Share Repurchase Program.

Repurchases may occur under the company’s share repurchase programs from time to time and through a variety of methods, including tender offers, open market repurchases, repurchases effected through Rule 10b5-1 trading plans, negotiated block purchases, accelerated share repurchase programs, or other similar transactions. The timing and volume of any repurchases will be subject to market conditions, and there can be no guarantee that the company will repurchase up to the limit of its share repurchase programs or at all.

The following provides guidance on the company’s performance in 2021.

Guidance*
   For 2021, the company expects the following:
•Full-year diluted GAAP earnings per common share of $3.15 - $3.25.
•Full-year Private Education Loan originations year-over-year growth of 6% - 7%.
•Full-year total loan portfolio net charge-offs of $215 million - $225 million.
•Full-year non-interest expenses of $525 million - $535 million.

* See page 6 for a cautionary note regarding forward-looking statements.

Quarterly Financial Highlights

	2Q 2021	1Q 2021	2Q 2020
Income Statement ($ millions)
Total interest income	$435	$436	$485
Total interest expense	96	105	136
Net interest income	339	331	349
Less: provisions for credit losses	70	(226)	352
Total non-interest income	52	413	29
Total non-interest expenses	128	126	142
Income tax expense (benefit)	53	203	(31)
Net income (loss)	140	641	(85)
Preferred stock dividends	1	1	3
Net income (loss) attributable to common stock	139	640	(88)
“Core Earnings” adjustments to GAAP(1)	5	8	6
Non-GAAP “Core Earnings” net income (loss) attributable to common stock(1)	144	648	(82)

Ending Balances ($ millions)
Private Education Loans held for investment, net	$19,389	$19,633	$19,793
FFELP Loans held for investment, net	715	725	752
Personal Loans held for investment, net	—	—	609
Credit Cards held for investment, net	11	10	10
Deposits	$21,124	$22,803	$23,592
Brokered	11,521	12,146	12,749
Retail and other	9,603	10,657	10,843

Key Performance Metrics
Net interest margin	4.70%	4.40%	4.55%
Yield - Total interest-earning assets	6.03%	5.80%	6.33%
Private Education Loans	8.22%	8.22%	8.33%
Personal Loans	—%	—%	12.54%
Credit Cards	6.64%	0.78%	(9.34)%
Cost of Funds	1.43%	1.53%	1.91%
Return on Assets (“ROA”)(2)	1.9%	8.3%	(1.1)%
Non-GAAP “Core Earnings” ROA(3)	2.0%	8.4%	(1.0)%
Return on Common Equity (“ROCE”)(4)	26.4%	101.5%	(21.0)%
Non-GAAP “Core Earnings” ROCE(5)	27.4%	102.8%	(19.5)%

Per Common Share
GAAP diluted earnings (loss) per common share	$0.44	$1.75	$(0.23)
Non-GAAP “Core Earnings” diluted earnings (loss) per common share(1)	$0.45	$1.77	$(0.22)
Average common and common equivalent shares outstanding (millions)	317	366	375

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See the “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and “Core Earnings.” “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2021 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; and any estimates related to accounting standard changes. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 25, 2021) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

Information on COVID-19 Impact on Sallie Mae
The COVID-19 crisis is unprecedented and has had a significant impact on the economic environment globally and in the United States. There is a significant amount of uncertainty as to the length and breadth of the impact to the U.S. economy and, consequently, on the company. Please refer to Item 1A. “Risk Factors — Pandemic Risk” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the SEC on Feb. 25, 2021), for risks associated with COVID-19. Also, see above for a cautionary note regarding forward-looking statements.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$4,497,310	$4,455,292
Investments:
Trading investments at fair value (cost of $29,049 and $12,551)	35,908	16,923
Available-for-sale investments at fair value (cost of $2,070,350 and $1,986,957, respectively)	2,072,309	1,996,634
Other investments	141,400	80,794
Total investments	2,249,617	2,094,351
Loans held for investment (net of allowance for losses of $1,160,244 and $1,361,723, respectively)	20,115,144	19,183,143
Loans held for sale	—	2,885,640
Restricted cash	163,955	154,417
Other interest-earning assets	18,115	42,874
Accrued interest receivable	1,323,448	1,387,305
Premises and equipment, net	153,969	154,670
Income taxes receivable, net	349,107	374,706
Tax indemnification receivable	12,842	18,492
Other assets	41,668	19,533
Total assets	$28,925,175	$30,770,423

Liabilities
Deposits	$21,124,376	$22,666,039
Short-term borrowings	199,379	—
Long-term borrowings	4,989,060	5,189,217
Other liabilities	308,982	352,332
Total liabilities	26,621,797	28,207,588

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 431.5 million and 456.7 million shares issued, respectively	86,302	91,346
Additional paid-in capital	1,058,698	1,331,247
Accumulated other comprehensive loss (net of tax benefit of ($6,906) and ($10,908), respectively)	(21,640)	(34,200)
Retained earnings	2,480,672	1,722,365
Total SLM Corporation stockholders’ equity before treasury stock	3,855,102	3,361,828
Less: Common stock held in treasury at cost: 125.7 million and 81.4 million shares, respectively	(1,551,724)	(798,993)
Total equity	2,303,378	2,562,835
Total liabilities and equity	$28,925,175	$30,770,423

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Interest income:
Loans	$430,099	$480,170	$861,903	$1,035,447
Investments	3,168	3,096	5,896	5,759
Cash and cash equivalents	1,423	1,529	3,049	18,522
Total interest income	434,690	484,795	870,848	1,059,728
Interest expense:
Deposits	57,256	100,246	123,854	235,358
Interest expense on short-term borrowings	5,700	3,399	8,902	7,616
Interest expense on long-term borrowings	32,950	32,375	68,194	67,863
Total interest expense	95,906	136,020	200,950	310,837
Net interest income	338,784	348,775	669,898	748,891
Less: provisions for credit losses	69,677	351,887	(156,090)	413,145
Net interest income (loss) after provisions for credit losses	269,107	(3,112)	825,988	335,746
Non-interest income:
Gains (losses) on sales of loans, net	3,679	(369)	402,790	238,566
Gains on derivatives and hedging activities, net	89	3,751	117	49,423
Other income	48,580	25,412	62,868	32,899
Total non-interest income	52,348	28,794	465,775	320,888
Non-interest expenses:
Operating expenses:
Compensation and benefits	62,616	72,448	134,197	156,670
FDIC assessment fees	5,925	7,163	11,113	16,053
Other operating expenses	59,469	61,946	107,199	116,132
Total operating expenses	128,010	141,557	252,509	288,855
Restructuring expenses	70	—	1,147	—
Total non-interest expenses	128,080	141,557	253,656	288,855
Income (loss) before income tax expense (benefit)	193,375	(115,875)	1,038,107	367,779
Income tax expense (benefit)	53,174	(30,664)	256,699	90,817
Net income (loss)	140,201	(85,211)	781,408	276,962
Preferred stock dividends	1,192	2,478	2,393	5,942
Net income (loss) attributable to SLM Corporation common stock	$139,009	$(87,689)	$779,015	$271,020
Basic earnings (loss) per common share attributable to SLM Corporation	$0.45	$(0.23)	$2.32	$0.69
Average common shares outstanding	312,183	375,009	336,478	392,397
Diluted earnings (loss) per common share attributable to SLM Corporation	$0.44	$(0.23)	$2.28	$0.69
Average common and common equivalent shares outstanding	317,119	375,009	341,544	395,191
Declared dividends per common share attributable to SLM Corporation	$0.03	$0.06	$0.06	$0.09

“Core Earnings” to GAAP Reconciliation
The following table reflects adjustments associated with our derivative activities.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2021	2020	2021	2020

“Core Earnings” adjustments to GAAP:
GAAP net income (loss)	$140,201	$(85,211)	$781,408	$276,962
Preferred stock dividends	1,192	2,478	2,393	5,942
GAAP net income (loss) attributable to SLM Corporation common stock	$139,009	$(87,689)	$779,015	$271,020

Adjustments:
Net impact of derivative accounting(1)	6,949	7,853	17,812	(34,459)
Net tax expense (benefit)(2)	1,681	1,918	4,308	(8,412)
Total “Core Earnings” adjustments to GAAP	5,268	5,935	13,504	(26,047)

“Core Earnings” (loss) attributable to SLM Corporation common stock	$144,277	$(81,754)	$792,519	$244,973

GAAP diluted earnings (loss) per common share	$0.44	$(0.23)	$2.28	$0.69
Derivative adjustments, net of tax	0.01	0.01	0.04	(0.07)
“Core Earnings” diluted earnings (loss) per common share	$0.45	$(0.22)	$2.32	$0.62
______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.

The following table reflects our provisions for credit losses and total portfolio net charge-offs:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2021	2020	2021	2020

Provisions for credit losses	$69,677	$351,887	$(156,090)	$413,145
Total portfolio net charge-offs	(43,050)	(39,637)	(90,662)	(101,068)

We evaluate management’s performance internally using a measure that starts with “Core Earnings” net income as disclosed above for a period, and further adjusting it by increasing it by the impact of GAAP provisions for credit losses, and decreasing it by the total portfolio net charge-offs recorded in that period, net of the tax impact of these adjustments.